                                    March 30, 2007

Residential Accredit Loans, Inc.
8400 Normandale Lake Boulevard
Minneapolis, Minnesota  55437

        Re:    Residential Accredit Loans, Inc.
               Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS5

Ladies and Gentlemen:

        We have advised  Residential  Accredit Loans, Inc. (the  "Registrant") with respect to certain  federal  income  tax  aspects  of the  issuance  by the  Registrant  of the  Mortgage
Asset-Backed   Pass-Through   Certificates,   Series   2007-QS5  (the   "Certificates").   The
Certificates  will be issued  pursuant  to a Series  Supplement,  dated as of March 1, 2007 to the  Standard  Terms of  Pooling  and  Servicing  Agreement,  dated as of  December  1,  2006,
(together,  the "Pooling  and  Servicing  Agreement")  as more  particularly  described in the prospectus  dated  December  6, 2006 (the "Base  Prospectus")  and the  prospectus  supplement dated March 28, 2007, (the "Prospectus Supplement" and together with the Base Prospectus,  the
"Prospectus")  relating to such series,  each forming a part of the Registration  Statement on
Form S-3 (File No.  333-131213)  as filed by the  Registrant  with the Securities and Exchange
Commission  under the  Securities  Act of 1933,  as amended (the "Act"),  on January 23, 2006, and  declared  effective  on  March  3,  2006  (the  "Registration  Statement").  Such  advice conforms to the  description  of selected  federal income tax  consequences  to holders of the
Certificates  that appears under the heading  "Material  Federal Income Tax  Consequences"  in the  Base  Prospectus  and  "Material  Federal  Income  Tax  Consequences"  in the  Prospectus
Supplement.   Such   description   does  not  purport  to  discuss  all  possible  income  tax ramifications of the proposed  issuance,  but with respect to those tax consequences which are discussed,  in our  opinion the  description  is accurate  in all  material  respects,  and we hereby confirm and adopt as our opinion the opinions set forth therein.

Residential Accredit Loans, Inc.
March 30, 2007

       We hereby  consent  to the filing of this  opinion  as an exhibit to the  Registration
Statement  and to the  use  of  our  name  wherever  appearing  in  the  Prospectus  contained therein.  In giving  such  consent,  we do not  consider  that we are  "experts,"  within  the meaning of the term as used in the Act or the rules and  regulations of the Commission  issued thereunder,  with respect to any part of the  Registration  Statement,  including this opinion as an exhibit or otherwise.

                                            Very truly yours,

                                            /s/ ORRICK, HERRINGTON & SUTCLIFFE

                                            ORRICK, HERRINGTON & SUTCLIFFE LLP